CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

April 12, 2006

Date of Report

(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01: Entry into a Material Definitive Agreement

We completed a private equity financing of $1,062,000 on April 12, 2006, with 2 accredited investors.  Net proceeds from the offering, are approximately $952,040.00.  We issued 1,888,000 shares of our Series A Preferred Stock,  par value $0.001 per share and stated value of $0.75 per share, at a purchase price of $0.5625 per share and each investor also received one of each of the following warrants: (i) Series A Warrant, (ii) Series B Warrant, (iii) Series C Warrant, (iv) Series D Warrant, (v) Series J Warrant, (vi) Series E Warrant, (vii) Series F Warrant, (viii) Series G Warrant, and (ix) Series H Warrant, each to purchase a number of shares of Common Stock equal to fifty percent (50%) of the number of Preferred Shares purchased, except for the Series J Warrants, which shall entitle the investor to purchase a number of shares of our common stock equal to one hundred percent (100%) of the number of shares of Series A Preferred Stock purchased; we issued a total of 9,440,000 Warrants.  Each of the Warrants has a term of five (5) years, except for the Series J Warrants, which have a term of one (1) year.  Each share of the Preferred Stock is convertible into one fully paid and nonassessable share of our common stock.  We are obligated to file a registration statement no later than June 9, 2006 providing for the resale of the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the Warrants.  In connection with the financing, our management agreed not to sell any of our securities owned by them, their affiliates or anyone they have influence over until the registration statement has been effective for six months.  World Wide Mortgage, to whom we borrowed the amount of CDN $1,500,000, also entered into a lock up agreement to sell no more than 100,000 shares of our common stock per quarter until the registration statement has been effective for six months.

In connection with this financing, we paid cash compensation to a placement consultant in the amount of $84,960.00 and issued him 188,800 warrants.  Each of the placement consultant's warrants allow him to purchase one share of our Series A preferred stock, and one half of each of the Series A-H Warrants and one Series J warrant.  Each of the placement consultant's warrants to purchase the securities described above is exercisable at a price of $0.5625 per warrant, for a period of three years.

The private equity financing described herein was made pursuant to the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The securities issued have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The foregoing information has been disclosed herein as it is material to the private equity financing and should not be construed as an offer to sell or solicitation of an offer to buy our securities.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

10.1	Form of Series A Convertible Preferred Stock Purchase Agreement, dated April 12, 2006, by and between the Company and each of the Purchasers thereto
10.2	Form of Registration Rights Agreement, dated April 12, 2006, by and between the Company and each of the Purchasers thereto.
10.3	Form of Certificate of Designation of Rights and Preferences of Series A Convertible Preferred Stock.
10.4	Form of Individual Lock-Up Agreement dated April 12, 2006 by and between the Company and each of the shareholders listed therein.
10.5	Form of Lock-Up Agreement dated April 12, 2006 by and between the Company and World Wide Mortgage Corporation.
10.6	Form of Series A Warrant dated April 12, 2006.
10.7	Form of Series B Warrant dated April 12, 2006.
10.8	Form of Series C Warrant dated April 12, 2006.
10.9	Form of Series D Warrant dated April 12, 2006.
10.10	Form of Series E Warrant dated April 12, 2006.
10.11	Form of Series F Warrant dated April 12, 2006.
10.12	Form of Series G Warrant dated April 12, 2006.
10.13	Form of Series H Warrant dated April 12, 2006.
10.14	Form of Series J Warrant dated April 12, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.

By: /s/ Michael Boswell Michael Boswell, Acting Chief Financial Officer